Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [    ]

VERNAL CAPITAL ACQUISITION CORP

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-TENTH OF

ONE ORDINARY SHARE.

THIS CERTIFIES THAT _____________________ is the owner of _________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.0001 per share (“Ordinary Shares”), of VERNAL CAPITAL ACQUISITION CORP, a Cayman Islands exempted company (the “Company”)and one right (each, a “Right”) entitling the holder thereof to receive one-tenth (1/10th) of one Ordinary Share upon consummation of our initial business combination (the “Business Combination”).

The Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the 52nd business day following the date of the Company’s initial public offering which 52nd day is __________, 2025, unless the representative of the underwriters elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin.

The terms of the Rights are governed by a Rights Agreement, dated as of ___, 2025 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at One State Street, 30th Floor, New York, NY 10004, and are available to any Rights holder on written request and without cost.

Upon the consummation of the Business Combination, the Units represented by this certificate will automatically separate into the Ordinary Shares and Rights comprising such Units.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the law of the State of New York.

Witness the facsimile signatures of the duly authorized officers of the Company:

Chief Executive Officer	Corporate Secretary

VERNAL CAPITAL ACQUISITION CORP

The Company will furnish without charge to each unitholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entirety
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sells, assigns and transfers unto_______________________________ whose social security number or other identifying number is ______________ and whose address is __________ _______________________, ________________Units represented by the within Certificate, and does hereby irrevocably constitute and appoint______________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:
(legal signature)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPONDENCE WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed: __________________________

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17A d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).

In each case, as more fully described in the Company’s final prospectus for its initial public offering dated [ ] 2025, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in the Company’s initial public offering and liquidates because it does not consummate the Business Combination by the date set forth in the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s Business Combination or to redeem 100% of the Ordinary Shares if it does not consummate the Business Combination by the date set forth in the Company’s amended and restated memorandum and articles of association or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and the holder(s) of this certificate elects to have the Ordinary Shares held by him, her or it redeemed pursuant to that offer or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.